Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the Third Quarter 2012

Quarterly Revenue Increases 21% Year over Year to $32.5 Million

Quarterly Net Income Increases 22% Year over Year to $6.7 Million

MAPLE PLAIN, Minn.—October 25, 2012— Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced its financial results for the third quarter and the first nine months ended September 30, 2012.

Highlights include:

•	Revenue for the third quarter of 2012 increased to a record $32.5 million, 21 percent above revenue of $26.9 million in the third quarter of 2011.

•	European revenue grew 14 percent and Japan revenue grew 15 percent sequentially in the third quarter of 2012 compared to the second quarter.

•	For the first nine months of 2012, revenue increased to $92.4 million, or 26 percent above revenue of $73.3 million during the first nine months of 2011.

•	During the first nine months of 2012, revenue from 2,251 new customer companies totaled $13.6 million and revenue from 4,394 existing customer companies totaled $78.8 million.

•

Net income during the third quarter of 2012 totaled $6.7 million, or $0.26 per diluted share. After adding back the after-tax expense of stock compensation, non-GAAP net income was $7.3 million, or $0.29 per diluted share. See “Non-GAAP Financial Measure” below.

“We are pleased to report record quarterly revenue for Proto Labs,” said Brad Cleveland, President and CEO. “It is particularly encouraging that all of our global operations contributed to this result, with sequential growth occurring in the United States, Europe and Japan.”

Additional highlights include:

•	Gross margin was 60.7 percent of revenue in the third quarter of 2012 compared with 59.1 percent in the second quarter of 2012.

•

During the third quarter of 2012, spending on research and development, including the Protoworks initiatives, totaled $2.6 million, or 7.9 percent of revenue. This compares to $2.4 million, or 8.0 percent of revenue during the second quarter of 2012.

•	Operating margin was 29.5 percent of revenue during the third quarter of 2012 compared to 24.9 percent in the second quarter of 2012.

•	Cash generated from operations totaled $19.3 million in the first nine months of 2012. Expenditures on capital equipment were $14.4 million in the first nine months of 2012.

“Our record quarterly net income reflects the impact of our ongoing margin expansion initiatives around the world, and I would like to congratulate my global colleagues for their achievements despite macro-economic challenges,” concluded Mr. Cleveland.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its third quarter financial results today, October 25, at 8:30 a.m. ET. To access the call in the U.S. please dial 800-798-2864. Outside the U.S. please dial. 617-614-6206. Use participant code 66508620#. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining and injection molding to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section of the final prospectus relating to the Proto Labs’ initial public offering, as filed with the SEC, as well as in Proto Labs’ subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

Jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

Bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$36,290	$8,135
Short-term marketable securities	21,704	250
Accounts receivable, net	15,304	11,533
Inventory	4,343	3,797
Other current assets	5,172	4,362

Total current assets	82,813	28,077

Property and equipment, net	44,457	34,249
Long-term marketable securities	29,651	—

Total assets	$156,921	$62,326

Liabilities, redeemable convertible stock and shareholder’s equity (deficit)
Current liabilities
Accounts payable	$4,159	$4,431
Accrued compensation	5,516	4,767
Accrued liabilities and other	725	351
Current portion of long-term debt obligations	335	390

Total current liabilities	10,735	9,939

Deferred tax liability	4,252	4,252
Long-term debt obligations	401	613
Other	800	871

Redeemable convertible preferred and common stock	—	66,894

Shareholders’ equity (deficit)	140,733	(20,243)

Total liabilities, redeemable convertible stock and shareholders’ equity (deficit)	$156,921	$62,326

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
Protomold	$23,458	$19,951	$66,697	$55,087
Firstcut	8,996	6,964	25,678	18,215

Total revenues	32,454	26,915	92,375	73,302
Cost of revenues
Protomold	9,186	7,471	26,821	20,642
Firstcut	3,574	2,834	10,421	7,609

Total cost of revenues	12,760	10,305	37,242	28,251

Gross profit	19,694	16,610	55,133	45,051
Operating expenses
Marketing and sales	4,442	4,000	13,440	11,139
Research and development	2,561	1,304	6,622	3,639
General and administrative	3,118	3,038	10,394	8,297

Total operating expenses	10,121	8,342	30,456	23,075

Income from operations	9,573	8,268	24,677	21,976
Other income (expense), net	314	21	(90)	18

Income before income taxes	9,887	8,289	24,587	21,994
Provision for income taxes	3,185	2,801	7,957	7,252

Net income	6,702	5,488	16,630	14,742
Less: dividends on redeemable preferred stock	—	(1,053)	—	(3,126)
Less: undistributed earnings allocated to preferred shareholders	—	(1,415)	—	(3,834)

Net income attributable to common shareholders	$6,702	$3,020	$16,630	$7,782

Net income per share:
Basic	$0.28	$0.23	$0.72	$0.64

Diluted	$0.26	$0.22	$0.68	$0.58

Shares used to compute net income per share:
Basic	24,052,409	12,895,918	22,975,950	12,162,808
Diluted	25,312,643	13,560,400	24,356,785	13,496,238

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2012	2011
Operating activities
Net income	$16,630	$14,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,380	3,009
Stock-based compensation expense	2,362	742
Deferred taxes	—	1,463
Excess tax benefit from stock-based compensation	(2,635)	—
Loss on disposal of property and equipment	—	(11)
Changes in operating assets and liabilities:	(1,476)	(610)

Net cash provided by operating activities	19,261	19,335

Investing activities
Purchases of property and equipment	(14,435)	(10,083)
Purchases of marketable securities	(61,395)	—
Proceeds from sale of marketable securities	10,290	500

Net cash used in investing activities	(65,540)	(9,583)

Financing activities
Proceeds from initial public offering, net of offering costs	71,530	—
Payments on debt	(289)	(3,955)
Proceeds from exercises of warrants and stock options	728	547
Excess tax benefit from stock-based compensation	2,635	—

Net cash provided by (used in) financing activities	74,604	(3,408)

Effect of exchange rate changes on cash and cash equivalents	(170)	(92)

Net increase in cash and cash equivalents	28,155	6,252
Cash and cash equivalents, beginning of period	8,135	6,101

Cash and cash equivalents, end of period	$36,290	$12,353

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$6,702	$16,630
Add back: Stock-based compensation expense
Cost of revenue	103	248
Marketing and sales	117	300
Research and development	142	346
General and administrative	380	1,468

Total stock-based compensation expense	742	2,362
Less: Tax benefit on stock-based compensation	(194)	(663)

Non-GAAP net income	$7,250	$18,329

Non-GAAP net income per share:
Basic	$0.30	$0.80

Diluted	$0.29	$0.75

Shares used to compute non-GAAP net income per share:
Basic	24,052,409	22,975,950
Diluted	25,312,643	24,356,785